UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

(201) 528-9200

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements.

On October 10, 2013 (the “Grant Date”), the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) granted Panna L. Sharma, the Company’s Chief Executive Officer, an option to purchase 200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $15.39 per share (the closing price of a share of Common Stock on The NASDAQ Capital Market on the business day immediately prior to the Grant Date) pursuant and subject to the terms of the Company’s Amended and Restated 2011 Equity Incentive Plan (the “2011 Equity Plan”). The option is scheduled to expire on the tenth anniversary of the Grant Date and is scheduled to vest over a period of five years from the Grant Date in sixty equal monthly installments commencing one month from the Grant Date. The vesting of Mr. Sharma’s option may be accelerated upon the achievement of certain milestones. Further, the Compensation Committee approved an immediate $50,000 per annum increase in Mr. Sharma’s salary, resulting in an annual salary of $400,000, and an increase in Mr. Sharma’s bonus opportunity to $200,000 per year, or 50% of his annual base salary, subject to the satisfactory performance of certain criteria to be established by the Compensation Committee. In addition, subject to the adoption of a new equity plan or amendment to increase the shares available for issuance under the 2011 Equity Plan, the Company committed to issue 50,000 restricted shares of Common Stock to Mr. Sharma.

In addition, the Compensation Committee approved a $50,000 cash bonus payable immediately to Elizabeth A. Czerepak, the Company’s Chief Financial Officer.

Item 8.01. Other Events.

On October 10, 2013, the Company’s board of directors adopted a compensation policy for its non-employee directors, other than the chairman of the board who is compensated pursuant to the terms of a separate consulting agreement. This policy provides for the following cash compensation to the Company’s non-employee directors, other than the chairman of the board:

•	each non-employee director will receive an annual base fee of $10,000; and

•	in addition to the $10,000 annual base fee, the chairman of the audit committee will receive an annual fee of $10,000.

This policy provides for the following equity compensation to the Company’s non-employee directors, other than our chairman of the board:

•	each non-employee director, other than the chairman of the board, will receive bi-annual restricted stock awards of 5,000 shares of Common Stock; and

•	each non-employee director, other than the chairman of the board, will receive annual option grants to purchase 10,000 shares of Common Stock.

The restricted stock awards and option grants will each vest in two equal annual installments. On October 10, 2013, the Company granted each non-employee director, other than the chairman of the board, options to purchase 10,000 shares of Common Stock at an exercise price of $15.39. In addition, the Company granted Mr. Brownlie, the chairman of the audit committee, options to purchase 12,312 shares of Common Stock at an exercise price of $15.39 and the Company granted Mr. Thompson 2,500 fully vested shares of restricted stock in recognition of his past service as chairman of the audit committee. All other equity grants under the director compensation policy are subject to the adoption of a new equity plan or amendment to increase the shares available for issuance under the 2011 Equity Plan.

All fees under the director compensation policy will be paid on a quarterly basis and no per meeting fees will be paid. The Company will also reimburse non-employee directors for reasonable expenses incurred in connection with attending board and committee meetings.

Forward Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company’s management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By:	/s/ Panna L. Sharma
Name:	Panna L. Sharma
Title:	Chief Executive Officer

Dated: October 16, 2013